Rule 424(b)(2)
                                                     Registration No. 333-75723


PRICING SUPPLEMENT NO. 43 dated May 10, 2001
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

                                 LEHMAN BROTHERS HOLDINGS INC.
                                  Medium-Term Notes, Series F
                         Due Nine Months or More From the Date of Issue
                                     (Fixed Rate Coupon)

Cusip No.:                       52517PRU7

Principal Amount:               $25,000,000.00

Net Proceeds:                   $24,912,500.00

Price to Public:                100.0%

Agent's Commission:             .350%

Original Issue Date:            05/30/01

Interest Rate per Annum:        7.000%

Interest Payment Dates:         Monthly on the 30th, commencing on 06/30/01,
                                subject to modified business day
                                convention.

Call Option:                    The issuer has the right to call the issue
                                every 1 month at par on or
                                after May 30, 2004.
                                Call notice is 30 calendar days.

Maturity Date:                  05/30/16

Authorized Denomination:        $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/__  John Buckley
Name:     John Buckley
Title: Authorized Signatory